     As filed with the Securities and Exchange Commission on March 31, 1998.

                                                       Registration No.333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                ----------------

                          THE WILLIAMS COMPANIES, INC.
               (Exact name of issuer as specified in its charter)
                                ----------------

                 Delaware                                   73-0569878
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                  Identification No.)

             One Williams Center                                 74172
              Tulsa, Oklahoma                                 (Zip Code)
    (Address of principal executive offices)
                                ----------------

                              PEKIN ENERGY COMPANY
                  SAVINGS/RETIREMENT PLAN FOR HOURLY EMPLOYEES
                              (Full title of plan)
                                ----------------

                              DAVID M. HIGBEE, ESQ.
                          The Williams Companies, Inc.
                               One Williams Center
                                 Tulsa, OK 74172
                                 (918) 588-2000
            (Name, address and telephone number of agent for service)
                                ----------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================

                                                       Proposed              Proposed
                                                       Maximum               Maximum
    Title of                    Amount                 Offering              Aggregate              Amount of
 Securities to                  to be                  Price                 Offering              Registration
 be Registered(1)             Registered               Per Unit(2)           Price(3)                  Fee
----------------------------------------------------------------------------------------------------------------
Common Stock,
  ($1 par value)              500,000(4)               $31 5/16              $15,656,250            $4,619
================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Savings/Retirement Plan.

(2) Estimated based on the reported New York Stock Exchange composite transactions closing price on March 27, 1998.

(3)      Estimated solely for the purpose of calculating the filing fee.

(4) Includes associated Preferred Stock Purchase Rights issuable under The Williams Companies, Inc. Rights Plan.



================================================================================

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following document is hereby incorporated by reference and made a part of this prospectus:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

        All reports subsequently filed by the Company and the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The financial statements and schedule referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

        The reports of independent auditors relating to the audited consolidated financial statements and schedules of the Company in any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering to the extent covered by consents thereto filed with the Securities and Exchange Commission will be incorporated by reference in reliance upon the reports of such independent auditors pertaining to such financial statements given upon the authority of such independent auditors as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company is empowered by Section 145 of the General Corporation Law of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.


        Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 8.  EXHIBITS.

     *(4.1)   --   Restated Certificate of Incorporation of Williams (filed
                    as Exhibit 4(a) to Form 8-B Registration Statement, filed August 20, 1987).

      *(4.2)   --   Certificate of Amendment of Restated Certificate of
                    Incorporation, dated May 20, 1994 (filed as Exhibit 3(d) to
                    Form 10-K for the fiscal year ended December 31, 1994).

      *(4.3)   --   Certificate of Amendment of Restated Certificate of
                    Incorporation, filed May 16, 1997 (filed as Exhibit 4.3 to the Registration Statement on Form S-8, filed November 21,
                    1997).

      *(4.4)   --   Certificate of Amendment of Restated Certificate of
                    Incorporation, dated February 26, 1998 (filed as Exhibit
                    3(d) to Form 10-K for the year ended December 31, 1997).

      *(4.5)   --   Certificate of Increase of Authorized Number of Shares of
                    Series A Junior Participating Preferred Stock, dated
                    February 5, 1996 (filed as Exhibit 3(f) to Form 10-K for the year ended December 31, 1995).

      *(4.6)   --   Certificate of Increase of Authorized Number of Shares of
                    Series A Junior Participating Preferred Stock, dated
                    December 30, 1997 (filed as Exhibit 3(g) to Form 10-K for the year ended December 31, 1997).

      *(4.7)   --   Certificate of Designation with respect to the $3.50
                    Cumulative Convertible Preferred Stock (filed as Exhibit
                    3.1(c) to the Prospectus and Information Statement to Amendment No. 2 to the Registration Statement on Form S-4, filed March 30, 1995).

      *(4.8)   --   By-laws of Williams, as amended, (filed as Exhibit 3 to Form
                    10-Q for the quarter ended September 30, 1996).

      *(4.9)   --   Form of Senior Debt Indenture between the Company and Chase
                    Manhattan Bank (formerly Chemical Bank), Trustee, relating to the 10 1/4% Debentures, due 2020; the 93/8% Debentures, due 2021; the 8 1/4% Notes, due 1998; Medium-Term Notes
                    (8.50%-9.31%), due 1998 through 2001; the 7 1/2% Notes, due
                    1999, and the 87/8% Debentures, due 2012 (filed as Exhibit
                    4.1 to Form S-3 Registration Statement No. 33-33294, filed
                    February 2, 1990).

      *(4.10)  --   Form of Subordinated Debt Indenture between the Company and
                    Chase Manhattan Bank (formerly Chemical Bank), Trustee, relating to 9.60% Quarterly Income Capital Securities, due
                    2025 (filed as Exhibit 4.2 to Form S-3 Registration
                    Statement No. 33-60397, filed June 20, 1995).

      *(4.11)  --   U.S. $1,000,000,000 Amended and Restated Credit Agreement,
                    dated as of July 23, 1997, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A.
                    as agent (filed as Exhibit 4(c) to Form 10-K for the year ended December 31, 1997).

      *(4.12)  --   Form of Senior Debt Indenture between the Company and The
                    First National Bank of Chicago, Trustee, relating to 6.50%
                    Notes due 2002; 6.625% Notes due 2004; floating rate notes due 2000; 61/8% Notes due 2001; and 61/8% Mandatory
                    Putable/Remarketable Securities due 2012 (filed as Exhibit
                    4.1 to Registration Statement on Form S-3 filed September 8,
                    1997).

      *(4.13)  --   Form of Debenture representing $360,000,000 principal
                    amount of 6% Convertible Subordinated Debenture Due 2005
                    (filed as Exhibit 4.7 to the Registration Statement on Form
                    S-8, filed August 30, 1996).

      *(4.14)  --   Form of Warrant to purchase 11,305,720 shares of the
                    Common Stock of the Company (filed as exhibit 4.8 to the Registration Statement on Form S-8, filed August 30, 1996).

      *(4.15)  --   Rights Agreement, dated as of February 6, 1996, between
                    Williams and First Chicago Trust Company of New York (filed as Exhibit 4 to Williams Form 8-K, dated January 21, 1996).

      (5.1)    --   Opinion and Consent of David M. Higbee, Esq., Secretary
                    and Counsel for the Company, relating to the validity of the securities.

      (23.1)   --   Consent of David M. Higbee (contained in Exhibit 5.1).

      (23.2)   --   Consent of Ernst & Young LLP.

      (24.1)   --   Power of Attorney.

      (24.2)   --   Certified copy of resolution authorizing signatures
                    pursuant to Power of Attorney.

------------------------------

* The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, That paragraphs (a)(1)(i) and
                        (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 31st day of March, 1998.


                                               THE WILLIAMS COMPANIES, INC.
                                               (Registrant)



                                               By    /s/David M. Higbee
                                                 ------------------------------
                                                       (David M. Higbee,
                                                        Attorney-in-fact)


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 31, 1998:


              SIGNATURE                                       TITLE


                 *                           Chairman of the Board, President
-----------------------------------           and Chief Executive Officer
           Keith E. Bailey                    (Principal Executive Officer)


                 *                           Senior Vice President
-----------------------------------           (Principal Financial Officer)
          Jack D. McCarthy


                 *                           Controller
-----------------------------------           (Principal Accounting Officer)
           Gary R. Belitz


                 *                           Director
-----------------------------------
           Glenn A. Cox


                 *                           Director
-----------------------------------
         Thomas H. Cruikshank


                 *                           Director
-----------------------------------
          William E. Green


                 *                           Director
-----------------------------------
         Patricia L. Higgins


                 *                           Director
-----------------------------------
            W. R. Howell


                 *                           Director
-----------------------------------
         Robert J. LaFortune


                 *                           Director
-----------------------------------
           James C. Lewis

                 *                           Director
-----------------------------------
         Jack A. MacAllister


                 *                           Director
-----------------------------------
           Peter C. Meinig


                 *                           Director
-----------------------------------
             Kay A. Orr


                                             Director
-----------------------------------

          Gordon R. Parker


                 *                           Director
-----------------------------------
         Joseph H. Williams



*By  s/David M. Higbee
     -----------------------------------
     (David M. Higbee, Attorney-in-fact)

                                   SIGNATURES


                    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and State of Oklahoma on the 31st day of March, 1998.




                                           PEKIN ENERGY COMPANY
                                           SAVINGS/RETIREMENT PLAN FOR
                                            HOURLY EMPLOYEES


                                           ADMINISTRATIVE COMMITTEE



                                           By /s/ JOHN C. FISCHER
                                             ----------------------------------
                                              John C. Fischer, Chairman

INDEX TO EXHIBITS.

     *(4.1)   --   Restated Certificate of Incorporation of Williams (filed
                    as Exhibit 4(a) to Form 8-B Registration Statement, filed August 20, 1987).

      *(4.2)   --   Certificate of Amendment of Restated Certificate of
                    Incorporation, dated May 20, 1994 (filed as Exhibit 3(d) to
                    Form 10-K for the fiscal year ended December 31, 1994).

      *(4.3)   --   Certificate of Amendment of Restated Certificate of
                    Incorporation, filed May 16, 1997 (filed as Exhibit 4.3 to the Registration Statement on Form S-8, filed November 21,
                    1997).

      *(4.4)   --   Certificate of Amendment of Restated Certificate of
                    Incorporation, dated February 26, 1998 (filed as Exhibit
                    3(d) to Form 10-K for the year ended December 31, 1997).

      *(4.5)   --   Certificate of Increase of Authorized Number of Shares of
                    Series A Junior Participating Preferred Stock, dated
                    February 5, 1996 (filed as Exhibit 3(f) to Form 10-K for the year ended December 31, 1995).

      *(4.6)   --   Certificate of Increase of Authorized Number of Shares of
                    Series A Junior Participating Preferred Stock, dated
                    December 30, 1997 (filed as Exhibit 3(g) to Form 10-K for the year ended December 31, 1997).

      *(4.7)   --   Certificate of Designation with respect to the $3.50
                    Cumulative Convertible Preferred Stock (filed as Exhibit
                    3.1(c) to the Prospectus and Information Statement to Amendment No. 2 to the Registration Statement on Form S-4, filed March 30, 1995).

      *(4.8)   --   By-laws of Williams, as amended, (filed as Exhibit 3 to Form
                    10-Q for the quarter ended September 30, 1996).

      *(4.9)   --   Form of Senior Debt Indenture between the Company and Chase
                    Manhattan Bank (formerly Chemical Bank), Trustee, relating to the 10 1/4% Debentures, due 2020; the 93/8% Debentures, due 2021; the 8 1/4% Notes, due 1998; Medium-Term Notes
                    (8.50%-9.31%), due 1998 through 2001; the 7 1/2% Notes, due
                    1999, and the 87/8% Debentures, due 2012 (filed as Exhibit
                    4.1 to Form S-3 Registration Statement No. 33-33294, filed
                    February 2, 1990).

      *(4.10)  --   Form of Subordinated Debt Indenture between the Company and
                    Chase Manhattan Bank (formerly Chemical Bank), Trustee, relating to 9.60% Quarterly Income Capital Securities, due
                    2025 (filed as Exhibit 4.2 to Form S-3 Registration
                    Statement No. 33-60397, filed June 20, 1995).

      *(4.11)  --   U.S. $1,000,000,000 Amended and Restated Credit Agreement,
                    dated as of July 23, 1997, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A.
                    as agent (filed as Exhibit 4(c) to Form 10-K for the year ended December 31, 1997).

      *(4.12)  --   Form of Senior Debt Indenture between the Company and The
                    First National Bank of Chicago, Trustee, relating to 6.50%
                    Notes due 2002; 6.625% Notes due 2004; floating rate notes due 2000; 61/8% Notes due 2001; and 61/8% Mandatory
                    Putable/Remarketable Securities due 2012 (filed as Exhibit
                    4.1 to Registration Statement on Form S-3 filed September 8,
                    1997).

      *(4.13)  --   Form of Debenture representing $360,000,000 principal
                    amount of 6% Convertible Subordinated Debenture Due 2005
                    (filed as Exhibit 4.7 to the Registration Statement on Form
                    S-8, filed August 30, 1996).

      *(4.14)  --   Form of Warrant to purchase 11,305,720 shares of the
                    Common Stock of the Company (filed as exhibit 4.8 to the Registration Statement on Form S-8, filed August 30, 1996).

      *(4.15)  --   Rights Agreement, dated as of February 6, 1996, between
                    Williams and First Chicago Trust Company of New York (filed as Exhibit 4 to Williams Form 8-K, dated January 21, 1996).

      (5.1)    --   Opinion and Consent of David M. Higbee, Esq., Secretary
                    and Counsel for the Company, relating to the validity of the securities.

      (23.1)   --   Consent of David M. Higbee (contained in Exhibit 5.1).

      (23.2)   --   Consent of Ernst & Young LLP.

      (24.1)   --   Power of Attorney.

      (24.2)   --   Certified copy of resolution authorizing signatures
                    pursuant to Power of Attorney.


         * The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.